UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Government Money Market Fund

Elfun Tax-Exempt Income Fund

Elfun Income Fund

Elfun Diversified Fund

Elfun International Equity Fund

Elfun Trusts

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A

	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

TALKING POINTS ONLY – NOT FOR DISTRIBUTION

Elfun Funds Proxy – May 2016

Key Messages/Q&A

What are the materials I have received and why am I receiving them?

•	The proxy statement you’ve received includes proposals related to GE’s recent announcement of the sale of the asset management and advisory services business conducted by GE Asset Management (GEAM) to State Street Corporation.

•	As a result of this sale, certain steps must be taken to provide for a continuous investment program of the funds.

•	Unitholder approval is required to allow SSGA Funds Management (SSGA FM, an affiliate of State Street Corporation) to replace GEAM as investment adviser of the funds when the transaction is completed.

•	As an investor in one or more of these funds, you are being asked to cast your vote for each proposal.

What are the proposals unitholders are being asked to consider?

Proposal 1

•	In proposal 1, unitholders of each fund are being asked to approve a new investment advisory and administration agreement—pursuant to which SSGA FM will replace GEAM as investment adviser and administrator to each fund.

•	The Board believes that approval of the new agreement is important to provide continuity of the high-quality investment advisory services that your fund has received in the past.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

•	The approval of the investment advisory and administration agreement with SSGA FM for your fund will change the advisory fees currently being paid to GEAM from a cost-recovery structure—under which the management expenses incurred by the funds may change from year-to-year—to a fixed fee structure.

•	The proposed combined advisory and administrative fee rate for each Elfun Fund will not exceed the five-year average of the respective fund’s management expenses incurred under GEAM’s current cost-recovery model.

•	With respect to each fund other than the Elfun Government Money Market Fund, the new management fee will be higher than the management expenses incurred by the Fund for the year ended December 31, 2015.

Proposal 2

•	In proposal 2, unitholders of the funds are being asked to approve the election of new Trustees to the Board.

•	Unitholders are being asked to approve the election of the nominees in order to ensure ongoing compliance with applicable provisions of the 1940 Act in connection with the transaction.

•	Five of the six nominees will be independent of both SSGA FM and GEAM.

Proposal 3

•	In proposal 3, unitholders of the funds are being asked to approve manager-of-managers authority for SSGA FM.

•	As is the case with many asset managers like GEAM—SSGA FM does not have the investment capability to manage investments in all asset classes and market segments in which these funds could potentially invest.

•	GEAM currently manages the assets of certain funds using a manager-of-managers approach under which GEAM may allocate some or all of the funds’ assets among one or more sub-advisers.

•	The manager of managers arrangement for SSGA FM in proposal 3 would permit SSGA FM (subject to Board approval) to appoint unaffiliated sub-advisers for these funds without unitholder approval—which could be a costly and time consuming process.

•	Further, SSGA FM would be directly responsible for monitoring a sub-adviser’s performance and compliance with the fund’s investment objectives and investment strategies.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

How will the approval of these proposals impact my investment in the funds?

•	It is expected that the personnel providing investment advisory services to the funds will not change as a result of the transaction.

•	It is also expected that the same individuals at GEAM currently investing assets on behalf of the funds will do so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided.

•	Upon the closing of the transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates.

•	There will be no change in your unit ownership in the funds—nor will there be any change in the investment objective or policies of any fund in connection with the transaction.

•	In addition, upon the close of the transaction, and the approval of the advisory and administration agreement with SSGA FM, the advisory fees paid by Elfun Funds investors will change from a cost-recovery structure—under which the management expenses incurred by the funds may change from year-to-year—to a fixed fee structure.

•	The proposed combined advisory and administrative fee rate for each Elfun fund will not exceed the five-year average of the respective fund’s management expenses incurred under GEAM’s current cost-recovery model.

•	With respect to each Fund other than the Elfun Government Money Market Fund, the new management fee will be higher than the management expenses incurred by the fund for the year ended December 31, 2015.

What should I do?

•	Your Board of Trustees recommends that you vote in favor of each proposal.

•	The proxy card you received has instructions for casting your vote using the internet, by phone or via the mail.

•	To speak with a live operator over the phone to cast your vote, call 1-877-361-7965.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

•	The meeting date is Wednesday, June 22, 2016 at 11 a.m. at 1600 Summer Street, Stamford, Connecticut.

•	We would appreciate your vote by June 21, 2016.

Additional Q&A

Why is GE selling GEAM?

•	The decision aligns with GE’s plan to simplify its financial businesses platform.

•	This announcement follows GE’s announcement last September that it would seek to sell GEAM to another leading investment management firm.

•	The sale will bring GEAM’s capabilities to State Street Global Advisors (SSGA), the investment management division of State Street and the entity to which SSGA FM provides investment advisory services—a premier asset manager with scale and distribution to help the platform grow.

Is SSGA qualified to manage these funds?

•	SSGA—the entity to which SSGA FM provides investment advisory services—is a world-class investment firm with approximately $2.3 trillion in assets under management and a strong and stable financial profile.

•	SSGA has considerable investment experience and a strong performance track record.

•	In addition, upon the closing of the transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates.

•	It is also expected that the same individuals at GEAM currently investing assets on behalf of the funds will do so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

Will the transaction benefit unitholders?

•	The Board believes that the funds and their unitholders would receive several potential benefits from the transaction—including that the funds will benefit from SSGA FM’s experience in the management and administration of registered investment companies.

•	In addition, SSGA FM’s commitment to a strong marketing and distribution platform for the funds may result in the funds being offered and sold to a wider group of potential investors.

•	With the potential for expanded marketing and distribution opportunities, it is possible that fund assets could increase—which might result in reduced expenses to the funds and their unitholders to the extent fixed costs are shared across a larger asset base.

What would happen if unitholders of a fund do not approve a new investment advisory and administration agreement for the fund?

•	The Boards have approved an interim investment advisory and administration agreement with the adviser—to be utilized in the event that the transaction closes without such approval.

•	If new such agreements for a fund are not approved within 150 days of the date on which the transaction closes, the Board would take such action as it deems to be in the best interests of the fund and its unitholders, including the liquidation of the fund.

Securities offered through GE Investment Distributors, Inc., a registered broker-dealer and member FINRA & SIPC, a wholly owned subsidiary of GE Asset Management Incorporated.

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

TALKING POINTS ONLY – NOT FOR DISTRIBUTION

Elfun Funds Proxy – May 2016

Key Messages/Q&A

What are the materials I have received and why am I receiving them?

•	The proxy statement you’ve received includes proposals related to GE’s recent announcement of the sale of the asset management and advisory services business conducted by GE Asset Management (GEAM) to State Street Corporation.

•	As a result of this sale, certain steps must be taken to provide for a continuous investment program of the funds.

•	Unitholder approval is required to allow SSGA Funds Management (SSGA FM, an affiliate of State Street Corporation) to replace GEAM as investment adviser of the funds when the transaction is completed.

•	As an investor in one or more of these funds, you are being asked to cast your vote for each proposal.

What should I do?

•	Your Board of Trustees recommends that you vote in favor of each proposal.

•	The proxy card you received has instructions for casting your vote using the internet, by phone or via the mail.

•	To speak with a live operator over the phone to learn more about the details related to this proxy and cast your vote, call 1-877-361-7965—I would be happy to transfer you if you would like to do so now.

1

FOR USE AS TALKING POINTS ONLY BY THE INTERNAL TEAMS OF GEAM, ITS

PROXY SOLICITOR AND U.S. BANCORP –

NOT FOR DISTRIBUTION OUTSIDE THESE GROUPS

Securities offered through GE Investment Distributors, Inc., a registered broker-dealer and member FINRA & SIPC, a wholly owned subsidiary of GE Asset Management Incorporated.

2

MUTUAL FUNDS PROXY FACT SHEET FOR: GE ELFUN FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION

Record Date	MAY 4, 2016	1600 SUMMER STREET STAMFORD, CONNECTICUT 06905
Mail Date	MAY 18, 2016
Meeting Date	JUNE 22, 2016 @ 11:00 AM EDT

ADDITIONAL INFORMATION		CONTACT INFORMATION

Ticker Symbol	SEE PAGE 5	Inbound Line	1-877-361-7965
Cusip Number	SEE PAGE 5	Website	www.geam.com

What are Unitholders being asked to vote on?

2.	To elect six (6) Trustees to the Board of Trustees

BOARD OF TRUSTEES RECOMMENDATION – FOR

1.	To approve a New Investment Advisory and Administration agreement with SSGA FM for the Fund

BOARD OF TRUSTEES RECOMMENDATION – FOR

3.	To approve manager-of-managers authority for SSGA FM

BOARD OF TRUSTEES RECOMMENDATION – FOR

General Electric Company: GE

State Street Corporation: SSC

GE Asset Management: GEAM

SSGA Funds Management, Inc.: SSGA FM

What is happening?

Unitholders are being asked to consider and vote on Proposals which relate to the asset purchase agreement entered into by General Electric Company (“GE”) with State Street Corporation (“SSC”) for the sale of the asset management and advisory services business conducted by GE Asset Management Incorporated (“GEAM”), a wholly owned subsidiary of GE and the Funds’ investment adviser, and certain of its subsidiaries (the “Transaction”). Under applicable law, the Transaction will result in the automatic termination of each Fund’s current investment advisory agreement. As a result, unitholders are being asked to approve new contracts that will provide for a continuous investment program for the Funds.

Can you provide me with additional information on the Transaction?

Pursuant to the Transaction entered into on March 29, 2016 by General Electric Company (“GE”) with State Street Corporation (“SSC”), SSGA Funds Management, Inc. (“SSGA FM”), an affiliate of State Street Corporation, will acquire the rights, title and interest in certain assets, and assume certain liabilities, of GE Asset Management Incorporated.

For Internal Distribution Only	Page 1

How will the Transaction affect Fund unitholders?

You will continue to be a unitholder of your Fund, and its investment objective and policies will not change as a result of the Transaction. Other than the identity of the Fund’s investment adviser and administrator and except for the advisory fees to be paid by the Fund’s unitholders, the New Investment Advisory and Administration Agreement is substantially similar to the Existing GEAM Agreements. In addition, the Adviser does not contemplate instituting any fundamental changes to the manner in which GEAM has historically operated its business with respect to providing advisory and related ancillary services to the Funds. It is intended that the same portfolio managers will continue to manage the Funds in accordance with the same investment objectives and policies.

[For all Funds other than the Elfun Government Money Market Fund]

The advisory fees paid by Elfun Funds investors will change from a cost-recovery structure, under which the management expenses incurred by the Fund may change from year-to-year, to a fixed fee structure. The proposed combined advisory and administrative fee rate for your Fund will not exceed the five-year average of the your Fund’s management expenses incurred under GEAM’s current cost-recovery model. However, the proposed combined advisory and administrative fee rate for your Fund will be higher than the management expenses incurred by the Fund for the year ended December 31, 2015.

[For Elfun Government Money Market Fund Only]

The advisory fees paid by Elfun Funds investors will change from a cost-recovery structure, under which the management expenses incurred by the Fund may change from year-to-year, to a fixed fee structure. The proposed combined advisory and administrative fee rate for your Fund will not exceed the five-year average of the your Fund’s management expenses incurred under GEAM’s current cost-recovery model. Further, the proposed combined advisory and administrative fee rate for your Fund will be the same as the management expenses incurred by the Fund for the year ended December 31, 2015.

When is the Transaction expected to close?

The Transaction is expected to close in the third quarter of 2016 pending receipt of certain regulatory approvals and subject to satisfaction of other customary closing conditions.

Who will bear the costs associated with the proxy solicitation or for the costs of the Transaction?

The Funds will not bear these costs. GEAM will bear all normal and customary fees and expenses in connection with the Transaction (including, but not limited to, proxy and proxy solicitation costs, printing costs, and legal fees). D.F. King & Co., Inc. (“D.F. King”) has been retained to assist in the solicitation of proxies and is mentioned on page 6 of the Proxy Statement.

PROPOSAL 2: To elect six (6) Trustees to the Board of Trustees

NAME OF NOMINEE	YEAR OF BIRTH	LENGTH OF TIME SERVED
1) Patrick J. Riley	1948	LESS THAN 1 YEAR
2) William L. Boyan	1937	LESS THAN 1 YEAR
3) William L. Marshall	1942	NOMINEE
4) Rina K. Spence	1948	NOMINEE
5) Douglas T. Williams	1940	NOMINEE
6) Jeanne M. La Porta	1965	2 YEARS

For Internal Distribution Only	Page 2

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 1: To approve a New Investment Advisory and Administration agreement with SSGA FM for the Fund

Why are unitholders being asked to approve a New Investment Advisory and Administration agreement between SSGA FM for my Fund?

The laws governing U.S. mutual funds require that every investment advisory agreement with a mutual fund provide for its automatic termination in the event of an “assignment”. The Board believes that approval of the New Investment Advisory and Administration Agreement is important to provide continuity of the advisory services your Fund has received in the past. Thus, in order to ensure that the Funds continue to receive investment advisory services, the Board is seeking approval from the Funds’ unitholders of the New Investment Advisory and Administration Agreement.

Who will the serve as investment advisor if the new investment advisory agreement is approved?

Under the New Investment Advisory and Administration Agreement, SSGA FM will replace GEAM as investment adviser and administrator to the Funds.

Will the way in which the Funds are managed change as a result of the new investment advisory agreement?

Upon the closing of the Transaction, it is expected that the existing GEAM team will become employees of SSGA FM and its affiliates, with the same individuals at GEAM currently investing assets on behalf of the Funds doing so as part of SSGA FM in order to facilitate a seamless transition of the portfolio management services provided. The Adviser will continue to provide continuity of the high quality investment advisory services that the Funds have received in the past. As a result, the Funds are not expected to experience any disruption in day-to-day portfolio management. In the case of the Money Market Fund, the Adviser, who currently serves as sub-adviser to the Fund, will manage the Fund directly.

Will management fees increase as a result of the new investment advisory agreement?

The Funds will move from a cost-recovery structure, under which the management expenses incurred by the Funds may change from year to year, to a fixed fee structure. The proposed combined advisory and administrative fee rate for each Fund will not exceed the five-year average of the Fund’s management expenses incurred under GEAM’s current cost-recovery model. With respect to each Fund other than the Money Market Fund, the new management fee will be higher than the management expenses incurred by the Fund for the year ended December 31, 2015. The Trustees considered the new fee in relation to the median fees of other mutual funds in each Fund’s peer group and noted that the proposed fee was significantly lower in each case compared to the fees for other peer funds.

For Internal Distribution Only	Page 3

How are the Funds and their unitholders expected to benefit from the new investment advisory agreement?

The Adviser’s commitment to a strong marketing and distribution platform for the Funds may result in the Funds being offered and sold to a wider group of potential investors. With the potential for expanded marketing and distribution opportunities, it is possible that Fund assets could increase, which might result in reduced expenses to the Funds and their unitholders to the extent fixed costs are shared across a larger asset base.

What would happen if unitholders of a Fund do not approve a New Investment Advisory and Administration Agreement for the Fund?

The Board has approved an interim investment advisory and administration agreement with the Adviser for each Fund, on substantially similar terms as the Existing GEAM Agreements in the event that the Transaction closes and unitholders of a particular Fund have not yet approved a New Investment Advisory and Administration Agreement. If a New Investment Advisory and Administration Agreement for a Fund is not approved by unitholders of a Fund within 150 days of the date on which the Transaction closes, the Board of that Fund, in consultation with the Adviser, will consider what further action to take consistent with its fiduciary duties to that Fund which could include liquidation of the Fund and distribution of the Fund assets in cash, in kind or in a combination thereof.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1

PROPOSAL 3: To approve manager-of-managers authority for SSGA FM

Why are unitholders being asked to approve manager-of-managers authority for SSGA FM?

Like GEAM, SSGA FM has been granted an exemptive order by the SEC under which SSGA FM may, subject to approval of the Board, enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers for a fund it advises without obtaining unitholder approval in each case. This order is substantially similar to GEAM’s order. Both exemptive orders are subject to the condition that the unitholders of each such fund approve the manager-of-managers authority before the first time it is exercised and follow certain other conditions. The Board believes that approval of granting SSGA FM manager-of-managers authority is important to provide continuity of the sub-advisory services your Fund has received in the past.

Have unitholders previously approved the use of manager-of-managers authority for the Funds?

Unitholders previously approved GEAM’s use of manager-of-managers authority for certain of the Funds under the terms of an order substantially similar to the order granted to SSGA FM.

What will happen if the manager-of-managers authority is approved?

If the manager-of-managers authority is approved, SSGA FM may, subject to approval of the Board of Trustees of each Fund, enter into and materially amend investment sub-advisory agreements with unaffiliated sub-advisers for a Fund without obtaining unitholder approval in each case.

What would happen if unitholders of a Fund do not approve manager-of-managers authority for SSGA FM?

Although the Transaction contemplates that none of the Funds will retain an investment sub-adviser following the Closing, if the manager-of-managers authority is not approved for SSGA FM, SSGA FM would be unable to retain sub-advisers for the Funds going forward without incurring the administrative burden and expense associated with soliciting unitholder approval.

For Internal Distribution Only	Page 4

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 3

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the number listed on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/geam

NAME OF FUND	CUSIP
ELFUN DIVERSIFIED FUND	28627D105
ELFUN INCOME FUND	286273107
ELFUN INTERNATIONAL EQUITY FUND	286272109
ELFUN GOVERNMENT MONEY MARKET FUND	286275102
ELFUN TAX-EXEMPT INCOME FUND	286279104
ELFUN TRUSTS	286281100

For Internal Distribution Only	Page 5